EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

New Century Financial Corporation

We consent to the incorporation by reference in this registration statement on Form S-8 of New Century Financial Corporation (formerly known as “New Century, REIT, Inc.”) of our report dated September 8, 2004, with respect to the consolidated balance sheet of New Century Financial Corporation and subsidiary as of August 31, 2004, and to the reference of our firm under the heading “Experts” in this prospectus.

/s/ KPMG LLP

Los Angeles, California

February 3, 2005